Exhibit 10.26

SEPARATION AGREEMENT AND GENERAL RELEASE

SEPARATION AGREEMENT AND RELEASE dated April 9th, 2017 (the “Agreement”) by and among MOBIQUITY TECHNOLOGIES, INC. f/k/a Ace Marketing and Promotions, Inc., a New York Corporation (“Mobiquity”), MOBIQUITY NETWORKS INC., a New York Corporation (“MNI”), ACE MARKETING & PROMOTIONS, INC. (“Ace”), and MICHAEL TREPETA (“Trepeta”). Mobiquity, MNI and Ace are collectively referred to as “MOBQ.”

WHEREAS, Ace and Trepeta entered into an agreement on or about March 1, 2005 (the “Original Employment Agreement”) to retain the services of Trepeta as an executive officer of Ace; and the employment Agreement between Ace and Trepeta was duly amended on or about September 21, 2007, April 7, 2010 and January 25th 2013 (the “Employment Agreement Amendments” and together with the Original Employment Agreement, the “Employment Agreement”); and

Whereas, since executing the Employment Agreement and all Employment Agreement Amendments, Trepeta has served as an employee, director and officer of Ace and Mobiquity; and

WHEREAS, since approximately October 20, 2016, Trepeta has been on medical leave, and has been unable to perform the essential functions of his positions with MOBQ;

NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, and the agreements and covenants set forth in this Agreement, the parties herby agree as follows:

1.               End of Employment.

(a)             Trepeta and MOBQ mutually agree that Trepeta shall separate from MOBQ and Trepeta’s employment shall end effective on the (7th) day after the date hereof (the “Effective Date”).

(b)             As a result of Trepeta separating from MOBQ, Trepeta shall cease to be a director, officer or employee of Mobiquity, and/or Ace and/or MOBQ as of the Effective Date.

(c)             With the exception of any compensation or benefits provided for by the terms of this Agreement or any vested distribution for MOBQ’s 401k (if applicable), Trepeta has received all earned compensation from MOBQ to which he is entitled through the Effective Date.

(d)             MOBQ shall continue to cover Trepeta as an insured under MOBQ’s Director and Officer Liability Insurance Policy for a period of six (6) six months commencing on the Effective Date.

(e)             MOBQ will indemnify, defend and hold harmless Trepeta for any and all allegations, claims, actions, suits, demands, damages, liabilities, obligations, losses, settlements, judgments, costs and expenses, (including without limitation attorneys’ fees and costs) which arise out of, relate to or result from any act or omission arising out of Trepeta’s performance of his duties as a director, officer, or employee of MOBQ during the period of time he was employed by MOBQ, to the extent provided in the Employment Agreement. At Trepeta’s request, subject to the consent of MOBQ, which shall not be unreasonably withheld, Trepeta shall be afforded separate counsel at MOBQ’s expense designated to Trepeta in connection with any manner for which indemnification or insurance may be applicable, if there is a conflict of interest with any other party or parties.

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(f)              To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by MOBQ’s current group health insurance policies, Trepeta shall be eligible to continue his group health insurance coverage at his own expense.

(g)             Trepeta will continue to receive all typical monthly expenses covered by MOBQ through May of 2017 in the same manner as provided in the Employment Agreement.

(h)             Trepeta is entitled to receive and retain all common stock previously granted to him, and, after the effective date, MOBQ, shall ensure all vested options to purchase MOBQ stock held by Trepeta as of the Effective Date to be exercisable pursuant to the terms of the stock option agreement(s) under which the options where granted. For the avoidance of doubt, MOBQ confirms that Trepeta has the right, pursuant to the terms of such stock option agreements, to exercise such vested options for the remainder of their respective original 10 (ten) year terms under such stock option agreement(s). A listing of Trepeta’s stock options grant and termination dates can be found in Trepeta’s Securities and Exchange Commission filings on SEC.gov as of the date hereof and is attached hereto in Exhibit A.

(i)              The MasterCard in Trepeta’s name will be paid off in full as it has been in existence since 1998 and used for the benefit of the Company since inception. It has been used for all companies listed in this agreement (MOBQ) and will no longer be used for any purposes. All “sub accounts” (Cards issued in any other names connected to the same account) will also be discontinued in their use and cancelled.

(j)              Trepeta is entitled to keep such devices and phone number(s), payment for such account will become the sole responsibility of Trepeta to pay after the monthly expense agreement ending in May 2017.

(k)             Trepeta has been notified by MOBQ that he has returned all requested documents and shall have no further obligations to return any past documents or items like computers, scanners, printers, faxes, fax machines or any similar items. Trepeta will be given the opportunity to retrieve all personal items that have been left at MOBQ offices. Trepeta and MOBQ will coordinate and agree upon any time or times that will be needed for Trepeta to come and retrieve such items (personal).

2.               Trepeta’s Release of Claims. In consideration of MOBQ’s agreements and release hereunder:

(a)             Trepeta affirms that Trepeta has not filed, caused to be filed, and/or is not presently party to any claim, complaint, charge, or action against MOBQ in any forum or form. As a material term of this Agreement, Trepeta attests that Trepeta has given MOBQ written notice of any and all concerns Trepeta may have regarding any ethical or compliance issues or violations on the part of MOBQ or any of MOBQ’s employees. In addition, Trepeta affirms that as of the Separation Date, Trepeta reported all hours worked, if applicable, and has been paid for and/or received all compensation, wages, overtime, bonuses, commissions, benefits, and or other amounts Trepeta may be entitled. Trepeta furthermore affirms that Trepeta has no known workplace injuries or occupational diseases.

(b)             With the exception of any rights created or confirmed by this agreement or arising in the future, Trepeta hereby irrevocably and unconditionally releases and forever discharges MOBQ and its directors, officers, employees, agents and attorneys from any and all claims, demands, causes of action, and liabilities of any nature, both past and present, known and unknown, from any act or omission of any kind occurring on or before the date of execution of this Agreement which arise under contract or common law, or any federal, state or local law, regulation or ordinance. Trepeta understands and agrees that Trepeta’s release of claims include, but is not limited to, the following: all claims demands, causes of action, and liabilities for past or future loss of pay or benefits, expenses, damages for pain and suffering, punitive damages, compensatory damages, attorney’s fees, interest, court costs, physical or mental injury, damage to reputation, and other injury, loss, damage or expense or equitable remedy of any kind whatsoever, except as set forth in section 2(d).

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(c)             Trepeta additionally hereby irrevocably and unconditionally releases and forever discharges MOBQ from any all claims, demands, causes of action and liabilities arising out of or in any way connected with, directly or indirectly, Trepeta’s employment by MOBQ or any other person, the terms and conditions of Trepeta’s employment, and any and all possible local, state or federal statutory and/or common law claims, including by not limited to:

(i)                    All claims which Trepeta might have arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e, et seq.; Civil Rights Act of 1991, 42 U.S.C. § 1981a; 42 U.S.C. § 1981 and § 1988; Trepeta Retirement Income Security Act, as amended, 29 U.S.C. § 1001, et seq.; Americans with Disabilities Act of 1990, as amended, 42 U.S.C. § 12101, et seq.; Equal Pay Act 1963, as amended, 29 U.S.C. § 206(d), et seq.; The Family and Medical Leave Act of 1993, as amended, 29 U.S.C. § 2601, et seq.; The Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq.; The Older Worker Benefit Protection Act of 1990; The Immigration Reform and Control Act, as amended; The Worker Adjustment and Retraining Notification Act, 29 U.S.C. et seq.; The Occupational Safety and Health Act, as amended; and/or any applicable or related state law;

(ii)                    All claims for any wages, compensation, options, equity benefits, or other employment benefits owed as a result of Trepeta’s employment and/or separation from MOBQ;

(iii)                    All other claims, whether based on contract, common law, tort (personal injury), or statute, arising from Trepeta’s employment, the separation from that employment (including but not limited to workers’ compensation retaliation claims where allowed by law), or any investigation and/or interview conducted by or on behalf of MOBQ.

(d)             Trepeta does not waive rights or claims which cannot be waived by law. Trepeta understands, agrees and acknowledges that the provisions in this Agreement do not prohibit or restrict Trepeta from communicating with the DOJ, SEC, DOL, NLRB, EEOC or any other governmental authority, exercising Trepeta’s rights, if any, under the National Labor Relations Act to engage in protected concerted activity, making a report in good faith and with a reasonable belief of any violations of law or regulation to a governmental authority or cooperating with or participating in a legal proceeding relating to such violations including providing documents or other information, provided that by signing this Agreement, Trepeta is waiving rights to individual relief from MOBQ based on claims asserted in such a charge or complaint, or asserted by any third party on Trepeta’s behalf, except where such a waiver of individual relief is prohibited.

(e)             This release covers both claims that Trepeta knows about and those Trepeta may not know about. Trepeta expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown claims. Trepeta understands the significance of Trepeta’s release of unknown claims and Trepeta’s waiver of statutory protection against a release of unknown claims.

3.               MOBQ Release of Trepeta.

(a)             In consideration of Trepeta’s agreements and release hereunder, MOBQ, its successors and assigns hereby irrevocably and unconditionally releases and forever discharges Trepeta from any and all claims, demands, causes of action, and liabilities of any nature, both past and present, known and unknown, resulting from any act or omission of any kind occurring on or before the date of execution of this Agreement which arise out of Trepeta’s performance of his duties as a director, officer or employee of MOBQ during the period of time that he was employed by MOBQ or under the Employment Agreement, the Employment Agreement Amendments, or as a result of any other contract or common law, or any federal, state or local law, regulation or ordinance.

4.               Other Understandings, Agreements, and Representations.

(a)             Trepeta agrees that this Agreement binds Trepeta and also binds Trepeta’s spouse, children, heirs, executors, administrators, assigns, agents, partners, successors in interest, and all other persons and entities in privity with Trepeta.

(b)             MOBQ and Trepeta each promise and represent that they will not make or cause to be made, and MOBQ shall cause its officers and directors not to make, any derogatory, negative or disparaging statements, either written or verbal, about the other, provided that they may respond accurately and fully to any question, inquiry or request for information when required by legal process.

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(c)             Trepeta agrees to provide reasonable assistance and cooperation in the operation of MOBQ’s business, including but not limited to lawsuits, arbitration proceedings, governmental hearings, investigations or proceedings (collectively, “legal proceedings”) in which MOBQ or any of its subsidiaries or affiliates are a party or otherwise involved, as may be requested from time to time. By way of example, assistance and cooperation may include: (i) assisting in compiling documents or other data in response to MOBQ’s requests for information; (ii) meeting and/or talking with legal counsel of MOBQ from time to time to assist in the preparation of arguments and the discovery or compilation of factual matters, and (iii) providing testimony or statements in connection with any legal proceedings. MOBQ shall reimburse Trepeta for time actually expended at an hourly rate (based upon Trepeta’s base salary as of the last date of his employment) for cooperation that occurs post-employment. MOBQ shall also reimburse Trepeta for reasonable out-of-pocket expenses he incurs in connection with any such cooperation.

(d)             Prior to execution of this Agreement, Trepeta shall return to MOBQ all property belonging to MOBQ that Trepeta possesses or has possessed but has provided to a third party, including but not limited to, all equipment or other materials and all originals and copies of MOBQ documents, files, memoranda, notes, computer-readable information (maintained on disk or in any other form) and video or tape recordings of any kind other than personal materials relating solely to Trepeta. Trepeta warrants and represents that Trepeta has not retained, distributed or caused to be distributed, and shall not retain, distribute or cause to be distributed, any original or duplicates of any such MOBQ property specified in this Section.

(e)             As of the Effective Date, MOBQ shall close all credit card or loan accounts, including but not limited to the Citibank Master Account ending in # 1463, which Trepeta may have personally guaranteed or for which he has financial responsibility.

(f)              This Agreement contains the entire understanding between Trepeta and MOBQ, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement. This Agreement shall not be modified, amended, or terminated unless such modification, amendment, or termination is executed in writing by Trepeta and an authorized representative of MOBQ.

(g)             This Agreement shall be governed by the laws of the State of New York without regard to conflict of law principles thereof.

(h)             Any disputes that relate in any way to the provisions of this Agreement shall be resolved in the Courts of the State of New York in and for Nassau County or Suffolk County, or the federal courts for the Eastern District of New York.

(i)              Trepeta may take up to twenty-one (21) days from date of receipt to decide whether to accept this Agreement. Trepeta may actually accept and sign this Agreement at any time within this 21-day period, but Trepeta is not required to do so.

(j)              If Trepeta has not executed and delivered this Agreement within the 21-day period noted above, this Agreement is deemed revoked by MOBQ.

(k)             Trepeta may revoke acceptance of this Agreement at any time within seven (7) days after executing the Agreement. Any revocation must be made in writing and delivered to Mobiquity Technologies, Inc., 600 Old Country Road, Suite 541, Garden City, NY 11530, Attention: Dean Julia, CEO or via email at djulia@mobiquitynetworks.com. Trepeta understands that, unless revoked as described above, upon expiration of the seven (7) day period, this Agreement automatically shall take effect and become binding upon Trepeta. Trepeta’s choice, at Trepeta’s expense, before signing this Agreement.

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(l)              Notice Regarding Attorney: Trepeta is hereby advised to consult with an attorney of Trepeta’s choice, at Trepeta’s expense, before signing this Agreement.

(m)           Trepeta understands that nothing in this Agreement is intended to interfere with or deter Trepeta’s right to challenge the waiver of a claim under the Age Discrimination in Employment Act (ADEA) or state law age discrimination claim or the filing of an ADEA charge or ADEA complaint or state law age discrimination complaint or charge with the Equal Employment Opportunity Commission or any state discrimination agency or commission or to participate in any investigation or proceeding conducted by those agencies. Further, Trepeta does not agree to ratify any ADEA or state law age discrimination waiver that fails to comply with the Older Workers’ Benefit Protection Act by retaining the money received under the Agreement. Further, nothing in this Agreement is intended to require the payment of damages, attorneys’ fees or costs to MOBQ should Trepeta challenge the waiver of an ADEA or state law age discrimination claim or file an ADEA or state law age discrimination suit except as authorized by federal or state law.

Notwithstanding the foregoing paragraph, Trepeta agrees to waive any right to recover monetary damages in any charge, complaint, or lawsuit against MOBQ filed by Trepeta or by anyone else on Trepeta’s behalf pertaining to the preceding paragraph.

(n)             Should any provision in this Agreement or any provision of any agreement incorporated or referenced herein be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected, and the illegal or invalid part, term, or provision shall not be a part of this Agreement and any court of competent jurisdiction may release such illegal or invalid part, term or provision, to the maximum extent enforceable as near as possible to the parties’ intent herein.

(o)             This Agreement may be executed in counterparts, a counterpart transmitted via electronic means, and all executed counterparts, when taken together, shall constitute sufficient proof of the parties’ entry into this Agreement. The parties agree to execute any further or future documents which may be necessary to allow the full performance of this Agreement. Signatures on this Agreement in .pdf format or delivered electronically or via facsimile have the effect of original signatures.

(p)             Trepeta represents and certifies that Trepeta: (i) has received a copy of this Agreement for review and study and has had ample time to review it before signing; (ii) has read this Agreement carefully; (iii) has been given a fair opportunity to discuss and negotiate the terms of this Agreement; (iv) understands its provisions; (v) has been advised to consult with an attorney; (vi) has determined that it is in Trepeta’s best interest to enter into this Agreement; (vii) has not been influenced to sign this Agreement by any statement or representation by MOBQ not contained in this Agreement; and (viii) enters into this Agreement knowingly and voluntarily.

(q)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTIES HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(p).

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be duly executed, this Agreement as of the dates set forth below under their respective names.

MICHAEL TREPETA

Date:

MOBIQUITY TECHNOLOGIES, INC.

By:
Name: ___________________________________
Title: ___________________________________
Date: ___________________________________

MOBIQUITY NETWORKS, INC.

By:
Name: ___________________________________
Title: ___________________________________
Date: ___________________________________

ACE MARKETING PROMOTIONS, INC.

Name: ___________________________________
Title: ___________________________________
Date: ___________________________________

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EXHIBIT A

Trepeta Options

Option Grant Date	Number of Shares	Option Termination Date

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